Form **LLC-5.5**

April 2007

Secretary of State Jesse White
Department of Business Services
Limited Liability Division
501 S. Second St., Rm. 351
Springfield, IL 62756
217-524-8008
www.cyberdriveillinois.com

Payment must be made by certified check, cashier's check, Illinois attorney's check, C.P.A.'s check or money order payable to Secretary of State.

Illinois
Limited Liability Company Act
Articles of Organization

SUBMIT IN DUPLICATE
Must be typewritten.

This space for use by Secretary of State.

Filing Fee: $500

Approved: [signature]

0280542-1

FILE #

This space for use by Secretary of State.

FILED

MAY 05 2009

JESSE WHITE
SECRETARY OF STATE

1. Limited Liability Company Name: Rubicon Worldwide LLC

The LLC name must contain the words Limited Liability Company, L.L.C. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc., Ltd., Co., Limited Partnership or L.P.

2. Address of Principal Place of Business where records of the company will be kept: (P.O. Box alone or c/o is unacceptable.) 9931 Franklin Avenue Franklin Park, IL 60131

3. Articles of Organization effective on: (check one)
   - ☑ the filing date
   - ☐ a later date (not to exceed 60 days after the filing date): ________ Month, Day, Year

4. Registered Agent's Name and Registered Office Address:

Registered Agent: Scott L. Glickson
First Name / Middle Initial / Last Name

Registered Office: 77 West Wacker Drive, Suite 4100
(P.O. Box alone or c/o is unacceptable.)
Number / Street / Suite #

Chicago, 60601, Cook County
City / ZIP Code / County

5. Purpose(s) for which the Limited Liability Company is organized: (If more space is needed, attach additional sheets of this size.)

"The transaction of any or all lawful business for which Limited Liability Companies may be organized under this Act."

6. Latest date, if any, upon which the company is to dissolve: ________ Month, Day, Year
(Leave blank if duration is perpetual.)

7. **(OPTIONAL)** Other provisions for the regulation of the internal affairs of the Company: (If more space is needed, attach additional sheets of this size.)

8. The Limited Liability Company: (Check either a or b below.)
   a. ☐ is managed by the **manager(s)** (List names and business addresses.)

   b. ☑ has management vested in the **member(s)** (List names and addresses.)
   Rubicon Technology, Inc., 9931 Franklin Avenue Franklin Park, IL 60131

9. **Name and Address of Organizer(s)**
I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated May 4 (Month & Day), 2009 (Year)

1. [Signature] Signature
Karen J. Gubitz — Name (type or print)
Name if a Corporation or other Entity, and Title of Signer

1. 77 West Wacker Drive, Suite 4100 — Number, Street
Chicago — City/Town
IL — State; 60601 — ZIP Code

2. Signature
Name (type or print)
Name if a Corporation or other Entity, and Title of Signer

2. Number, Street
City/Town
State, ZIP Code

Signatures must be in black ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.